Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-189883 and 333-194844) and Form S-3 (No. 333-198465) of NanoString Technologies, Inc., of our report dated March 13, 2015 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington

March 13, 2015